SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported)  December 8, 1997

                      BALCOR EQUITY PENSION INVESTORS-IV
                       A REAL ESTATE LIMITED PARTNERSHIP
         ------------------------------------------------------------
                           Exact Name of Registrant

Illinois                                0-15648
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3447130
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number
60015
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Zip Code

              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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Evanston Plaza

In 1987, the Partnership acquired the Evanston Plaza shopping center, Evanston, Illinois, utilizing approximately $19,680,850 of offering proceeds.

On December 8, 1997, the Partnership contracted to sell the property for a sale price of $7,200,000 to an unaffiliated party, Joseph Freed Holdings, L.L.C., an Illinois limited liability company. The purchaser has deposited $100,000 into an escrow account as earnest money. The remainder of the sale price will be payable in cash at the closing of the sale (the "Closing"), as described below. From the proceeds of the sale, the Partnership will pay $252,000 as a brokerage commission to two unaffiliated parties, one of which is an affiliate of the third party which has provided property management services for other properties owned by the Partnership. The Partnership will receive the remaining proceeds of approximately $6,948,000, less closing costs. Of such proceeds, $250,000 will be retained by the Partnership and will not be available for use or distribution by the Partnership until 90 days after Closing.

Pursuant to the agreement of sale (the "Agreement"), the Partnership is required to conduct certain environmental testing at the property as agreed upon by the Partnership and the purchaser and to submit the results to the purchaser (the "Report"). The purchaser has the option to terminate the Agreement within seven days of receipt of the Report.

Within 21 days after receipt of the Report, unless the Agreement is terminated, the Partnership is obligated to deliver to the purchaser a plan (the "Remediation Plan") for the correction of any environmental problems described in the Report. Upon acceptance of the Remediation Plan by the purchaser, the Partnership is required to submit a budget for the work, such costs (the "Costs") to be approved by the purchaser. If the approved Costs are $200,000 or less, the Partnership is required to deposit one-half of the Costs into an escrow account to be utilized towards payment of the Costs, with the purchaser responsible for the remaining Costs. If the Costs exceed $200,000, the Partnership has the option to (a) terminate the Agreement or (b) to agree to deposit into the escrow the amount of the Costs less $100,000 and the purchaser is obligated to purchase the property subject to the environmental conditions disclosed in the Report. If the Partnership exercises its right to terminate the Agreement, the purchaser has the option to negate the termination by agreeing to purchase the property subject to the existing environmental conditions, in which event the Partnership is required to deposit $100,000 into the escrow. Notwithstanding the foregoing, if the Costs exceed $1,000,000 and the Partnership has not exercised its option to terminate the Agreement, the purchaser has the option to terminate the Agreement.

The Closing is scheduled to occur 30 days after the satisfaction of certain conditions described in the Agreement. These conditions include the execution by the Partnership of agreements of sale to purchase two outlots located adjacent to the property at such prices and on such terms as described in the Agreement, which agreements of sale will be assigned to the purchaser prior to
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the Closing. The Partnership expects that the Closing will occur on or about
February 28, 1998, unless otherwise extended pursuant to the terms of the Agreement. If any of the conditions are not satisfied by the dates specified in the Agreement, the purchaser has the option to terminate the Agreement.

As stated above, the Closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

             None

     (C)  EXHIBITS:

          (2) Agreement of Sale and attachment thereto relating to the sale of Evanston Plaza, Evanston, Illinois.


          No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.

Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                    BALCOR EQUITY PENSION INVESTORS-IV
                    A REAL ESTATE LIMITED PARTNERSHIP

                         By:  Balcor Equity Partners-IV, an Illinois
                                 general partnership, its general
                                 partner

                         By:  The Balcor Company,
                                 a Delaware corporation,
                                 a partner

                         By:  /s/  Jerry M. Ogle
                                -----------------------------------------
                                 Jerry M. Ogle, Managing Director
                                 and General Counsel
Dated:  December 16, 1997
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